Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
Trinity Industries, Inc. Completes Railcar Partnership Restructuring; Raises EPS Guidance
Anticipated EPS impact: $1.50
Revised full-year 2025 EPS guidance: $3.05 – $3.20
Expected non-cash pre-tax gain: $190 million
DALLAS – January 6, 2026 – Trinity Industries, Inc. (NYSE: TRN) (“Trinity” or the “Company”) today announced that on December 30, 2025 it completed a strategic restructuring of its railcar investment partnerships with Napier Park, a leading alternative credit platform. These transactions deliver an anticipated 2025 EPS impact of $1.50. As a result, Trinity is raising its full year EPS guidance to a range of $3.05 to $3.20.
Before the restructuring, Trinity held a 43% stake in TRIP Rail Holdings LLC (“TRIP Holdings”), which owned over 17,000 railcars through its subsidiaries Tribute Rail LLC (“Tribute”) and Triumph Rail LLC (“Triumph”). Trinity also owned 31% of RIV 2013 Rail Holdings LLC (“RIV 2013”), which owns more than 6,200 railcars via its subsidiary TRP 2021 LLC (“TRP 2021”).
Through this transaction, Napier Park acquired 99.8% ownership of Triumph’s immediate parent company, Triumph Rail Holdings LLC (“Triumph Holdings”), and Trinity acquired sole ownership of RIV 2013 and TRP 2021. TRP 2021 and Triumph hold similarly diversified railcar fleets with attractive, below-market interest rates on their debt with anticipated repayment dates in 2027. Trinity now wholly owns RIV 2013 and 0.2% of Triumph Holdings, while Napier Park owns 99.8% of Triumph Holdings. Tribute remains a subsidiary of TRIP Holdings under the current joint venture ownership structure, with Napier Park owning 57% and Trinity owning 43% of TRIP Holdings.
In the fourth quarter, Trinity preliminarily expects to recognize a non-cash pre-tax gain of approximately $190 million from the sale of its equity stake in Triumph Holdings, which highlights the intrinsic market value of Trinity’s lease fleet above book value and the long-term appreciation of rail assets.
“This transaction demonstrates the strength of our investor partnerships and that railcars are ideal investable assets for private capital. Napier Park began investing with Trinity in 2013 and is our longest-standing RIV partner. During this time, they have contributed $850 million in equity and have grown their invested fleet to over 33,000 railcars,” said Eric Marchetto, Trinity’s Chief Financial Officer. “We look forward to expanding our partnership with Napier Park and leveraging new opportunities for long-term growth.”
“I want to congratulate the team on this successful restructuring,” said Trinity’s Chief Executive Officer and President, Jean Savage. “This partnership proves the value creation that comes from railcar management and the strength of the Trinity platform.”

Exhibit 99.1
Forward-Looking Statements
Some statements in this press release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about the Company’s estimates, expectations, beliefs, intentions or strategies for the future, including the expected recognition of gain and other accounting impacts resulting from the exchange described above. The assumptions underlying these forward-looking statements include, but are not limited to, future financial and operating performance, future opportunities and any other statements regarding events or developments that the Company believes or anticipates will or may occur in the future. Forward-looking statements speak only as of the date hereof, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by federal securities laws. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to risks and uncertainties regarding economic, competitive, governmental, and technological factors affecting the Company’s operations, markets, products, services and prices, and such forward-looking statements are not guarantees of future performance. In particular, estimates of the non-cash gain and earnings impact discussed above may not be materially accurate when compared to the actual non-cash gain and earnings. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the most recent fiscal year, as may be revised and updated by the Company’s Quarterly Reports on Form 10-Q, and the Company’s Current Reports on Form 8-K.
Company Description
Trinity Industries, Inc., headquartered in Dallas, Texas, owns businesses that are leading providers of rail transportation products and services in North America. Our businesses market their railcar products and services under the trade name TrinityRail®. Our platform also includes the brands of RSI Logistics, a provider of software and logistics solutions, and Holden America, a supplier of railcar parts and components. Our platform provides railcar leasing and management services; railcar manufacturing; railcar maintenance and modifications; and other railcar logistics products and services. Trinity reports its financial results in two reportable business segments: (1) Railcar Leasing and Services Group and (2) Rail Products Group. For more information, visit www.trin.net.
Napier Park Description
Napier Park, a First Eagle Investments company, is a leading alternative credit platform with approximately $42 billion in assets under management. Napier Park delivers private and structured credit solutions globally, focused on unlocking value in complex markets through specialized strategies and an active, research-driven approach focused on preserving capital and generating attractive returns. Napier Park’s capabilities span opportunistic credit, structured credit, direct lending, and real assets leasing, all aimed at delivering differentiated opportunities across varied market environments. Napier Park combines deep credit expertise with innovative structuring to deliver solutions that help clients achieve their long-term objectives.
Investor Contact:
Leigh Anne Mann
Vice President, Investor Relations
Trinity Industries, Inc.
(Investors) 214-589-8047
Media Contact:
Jack L. Todd
Vice President, Public Affairs
Trinity Industries, Inc.
(Media Line) 214-589-8909
- END -